Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Uxin Limited of our report dated April 30, 2025 relating to the financial statements, which appears in Uxin Limited’s Transition Report on Form 20-F for the nine months ended December 31, 2024.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

July 16, 2025

PricewaterhouseCoopers Zhong Tian LLP, 11/F PricewaterhouseCoopers Center

Link Square 2, 202 Hu Bin Road, Huangpu District, Shanghai 200021, PRC

T: +86 (21) 2323 8888, F: +86 (21) 2323 8800, www.pwccn.com